INDEPENDENT BANKSHARES, INC.
                  EMPLOYEE RETENTION AGREEMENT


     This Agreement, effective as of its execution, by and between Independent Bankshares, Inc., a Texas corporation, and its successors and assigns (collectively the "Company"), and ________, a key employee and a select member of management of the Company (the "Executive"), provides as follows:

     WHEREAS, the Executive is currently an employee and a select member of management of the Company, serving at the pleasure of the Board of Directors of the Company; and

     WHEREAS, the Company desires to provide additional incentives to the Executive to continue his employment with the Company in the event that there is a change in control of the Company; and

     WHEREAS, the Company and the Executive now desire to enter into this Agreement to establish the sole and exclusive terms and conditions upon which such payments will be made.

     NOW, THEREFORE, in consideration of the mutual undertakings set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the Company and the Executive agree as follows:


ARTICLE I  DEFINITIONS

     1.1  "Beneficiary" shall mean the person(s) described in
          Article 4 of this Agreement.

     1.2 "Board" shall mean the Board of Directors of the Company.

     1.3 "Cause" when used in this Agreement concerning the termination of the Executive's employment by the Company shall mean:

          i. any act on the part of the Executive which constitutes fraud or willful malfeasance of duty or an act of moral turpitude and which is demonstrably likely to lead to material injury to the Company;

          ii. a conviction for a felony or misdemeanor involving moral turpitude; or

          iii. the suspension or removal of the Executive by federal or state regulatory authorities.

     1.4 "Change in Control" shall mean and shall be deemed to have occurred for purposes of this Agreement on the first to occur of the following:

          i. the Company is merged or consolidated with another corporation and as a result of such merger of consolidation, less than fifty percent (50%) of the outstanding voting securities of the surviving or resulting corporation are owned in the aggregate by the former shareholders of the Company;

          ii. the Company sells all or substantially all of its assets to another corporation, which is not a wholly owned subsidiary of the Company or an entity owned by substantially the same shareholder as the Company; or

          iii. any person, entity or group (within the meaning of the Securities Exchange Act of 1934, as amended), acquires (together with voting securities of the Company held by such person, entity or group) fifty percent (50%) or more of the outstanding voting securities of the Company (whether directly, indirectly, beneficially or of record) pursuant to any transaction or combination of transactions.

     1.5 "Code" shall mean the Internal Revenue Code of 1986, as amended.

     1.6 "Compensation" shall mean the amount reported on the Executive's Form W-2 for the calendar year immediately preceding the date a Change in Control occurs.

     1.7 "Constructive Termination" shall mean any circumstance pursuant to which Executive's Compensation is diminished, job title is changed to a position of lesser importance, or responsibilities are materially reduced.

     1.8 "Disability" or "Disabled" shall mean the total and permanent disability as defined in the Company's long-term disability plan, or if the Company has no long-term disability plan in effect at the time of the Executive's disability, shall have the meaning provided in section 22(e)(3) of the Code.

     1.9  "ERISA" shall mean the Employee Retirement Income
          Security Act of 1974, as amended.

     1.10 "Retention Benefit" shall mean a cash lump sum payment equal to the product of two (2) multiplied by the Executive's Compensation.

     1.11 "Retention Period" shall mean the period beginning on the date of a Change of Control and ending three hundred sixty-five (365) days after the date of a Change in Control.



ARTICLE II  BENEFITS

     2.1 Eligibility. Subject to the provisions of Article 6 hereof, the Executive is entitled to receive a Retention Benefit at the conclusion of the Retention
          Period unless the

          Executive is not employed by the Company upon the expiration of the Retention Period; and the reason the Executive is no longer employed is because either (i) he was terminated by the Company with Cause or (ii) he resigns or severs his employment with the Company for any reason other than a Constructive Termination. Without limitation, in the event the Executive dies or becomes Disabled after the Company enters into an agreement that results in a Change in Control but prior to the end of the Retention Period, Executive will be entitled to receive the Retention Benefit pro rated for the portion of the Retention Period that he served with the Company prior to his death or Disability.

     2.2 Payment. The Retention Benefit shall be paid by the Company in a cash lump sum payment within thirty (30) days after the end of the Retention Period, unless Executive is terminated without Cause, dies or becomes Disabled prior to such time. In the event of such a termination without Cause, including a Constructive Termination, a death or Disability, the Retention Benefit or the pro rated portion of the Retention Benefit, as the case may be, shall be paid by the Company within thirty (30) days of such termination, death or Disability.

ARTICLE III  RESTRICTIONS UPON FUNDING

     3.1 No Funding Obligation. The Company shall have no obligation to set aside, earmark or entrust any fund or money with which to pay its obligations under this Agreement. The Executive, his Beneficiary or any successor-in-interest to his shall be and remain simply a general creditor of the Company in the same manner as any other creditor having a general unsecured claim.

     3.2 Unfunded Arrangement. For purposes of the Code, the Company intends this Agreement to be an unfunded, unsecured promise to pay on the part of the Company. For purposes of ERISA, the Company intends that this Agreement not be subject to ERISA. If this Agreement is deemed subject to ERISA, it is intended to be an unfunded arrangement for the benefit of a select member of management who is a highly compensated employee of the Company, for the purpose of qualifying this Agreement for the "top hat" plan exception under sections 201(2), 301(a)(3) and 401(a)(1) of ERISA.

     3.3 No Right to Investments. Should the Company elect to purchase life insurance, mutual funds, disability policies or annuities pursuant to this Agreement, the Company reserves the absolute right, in its sole discretion, to terminate such investments at any time, in whole or in part. At no time shall the Executive have, or be deemed to have, any lien, right, title or interest in or to any specific investment or to any assets of the Company as a result of this Agreement; rather, the Executive shall remain a general unsecured creditor of the Company.

     3.4  Insurance, Disability or Annuity Policy.  If the
          Company elects to invest in a life insurance, disability or annuity policy upon the life of the Executive, the

          Executive shall assist the Company by freely submitting to a physical examination and supplying such additional information necessary to obtain such insurance or annuities.

ARTICLE IV  DESIGNATION OF BENEFICIARIES

     4.1 Payment to Beneficiary. Should the Executive die prior to full payment of amounts due under Article 2, payment shall be made to his Beneficiary. The Executive's written designation of one or more persons or entities as his Beneficiary shall operate to designate the Executive's Beneficiary under this Agreement. The Executive shall file with the Company a copy of his Beneficiary designation on the form supplied to the Executive by the Company. The last such designation form received by the Company shall be controlling, and no designation or change or revocation of a designation shall be effective unless received by the Company prior to the Executive's death.

     4.2 Payment to Estate. If no Beneficiary designation is in effect at the time of the Executive's death, if no designated Beneficiary survives the Executive, or if the otherwise applicable Beneficiary designation conflicts with applicable law, the Executive's estate shall be the Beneficiary.

ARTICLE V  INTERPRETATION, AMENDMENT, AND TERMINATION

     The Board shall have the exclusive power and authority to interpret and construe the Agreement. The Board may engage agents to assist it, including legal counsel, who may be counsel to the Company. Other than as provided in Article 6, this Agreement may be amended, suspended, or terminated, in whole or in part, only by a written instrument signed by both a duly authorized officer of the Company other than the Executive and by the Executive.

ARTICLE VI  TERMINATION OF AGREEMENT

     This Agreement will terminate, unless renewed, upon the earlier of the following: (i) the payment of a Retention Benefit in accordance with Article 2, (ii) the expiration of one (1) year from the effective date of this Agreement, if an agreement providing for a Change of Control has not been executed or (iii) termination of the Executive's employment on a basis that does not entitle the Executive to a Retention Benefit under Section
2.1. This Agreement shall automatically annually renew unless thirty (30) days prior to the end of the annual anniversary date of this Agreement, the Company provides Executive with written notice of termination of this Agreement.

ARTICLE VII  MISCELLANEOUS

     7.1 Alienability and Assignment Prohibition. Neither the Executive, his spouse, nor any other Beneficiary under this Agreement shall have any power or right to transfer, assign, anticipate, hypothecate, mortgage, commute, modify or otherwise encumber in advance any of the benefits payable under this Agreement nor shall any of said benefits be subject to seizure for the payment of any debts, judgments, alimony or separate maintenance owed by the Executive or his Beneficiary, nor be transferable by operation of law in the event of bankruptcy, insolvency or otherwise.

     7.2 Gender. Whenever in this Agreement words are used in the masculine or neuter gender, they shall be read and construed as in the masculine, feminine or neuter gender, whenever they should so apply.

     7.3 Effect on Other Corporate Benefit Plans. Nothing contained in this Agreement shall affect the right of the Executive to participate in or be covered by any qualified or non-qualified pension, profit sharing, group, bonus or other supplemental compensation or fringe benefit plan constituting a part of the Company's existing or future compensation structure.

     7.4 Headings. Headings and subheadings in this Agreement are inserted for reference and convenience only and shall not be deemed a part of this Agreement.

     7.5 Applicable Law. The validity and interpretation of this Agreement shall be governed by the laws of the State of Texas. This Agreement, as amended from time to time in writing, shall establish the sole and exclusive terms and conditions upon which payments will be made under this Agreement. The venue for any litigation involving the subject matter of this Agreement shall be Taylor County, Texas.

     7.6 No Employment Agreement. No provision of this Agreement shall be deemed or construed to create specific employment rights to the Executive nor limit the right of the Company to discharge the Executive at any time with or without cause. In a similar fashion, no provision shall limit the Executive's rights to voluntarily sever his employment at any time.

     7.7 Withholding of Taxes. The Company shall deduct from the amount of any payment made pursuant to this Agreement any amounts required to be paid or withheld by the Company with respect to applicable Federal income, Federal Insurance Contributions Act or Federal Unemployment Tax Act taxes or applicable state taxes. By executing this Agreement, the Executive agrees to all such deductions.

     7.8 Severability. In case any one or more of the provisions contained in this Agreement shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions in this Agreement shall not in any way be affected or impaired.

     7.9  Binding Effect.  This Agreement shall bind the
          Executive and the Company, and their successors, assigns, beneficiaries, survivors, executors, administrators and transferees.

     7.10 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be considered an original of this instrument, and all or both of which shall be considered one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto acknowledge that each has carefully read this Agreement and executed an original hereof on the _____ day of _____________________, 1999, and that, upon execution, each has received a counterpart hereof.

                              EXECUTIVE


                              ______________________________


                              INDEPENDENT BANKSHARES, INC.


                              By:
                                  ----------------------------
                              Name:
                                  ----------------------------
                              Title:
                                    --------------------------

     The above and foregoing Agreement having been presented to the Board of Directors of Independent Bankshares, Inc. the same day has been formally approved by the Board of Directors on the 15th day of September, 1999.



                              ---------------------------------
                              Scott Taliaferro, Sr., Chairman of the
                              Board of Directors

STATE OF TEXAS      )
                    )
COUNTY OF           )

     This instrument was acknowledged before me by _____________, on this ______________ day of___________________ , 1999.


                              ___________________________________
                              Notary Public-State of Texas

My Commission Expires:
______________________


STATE OF TEXAS      )
                    )
COUNTY OF           )

     This instrument was acknowledged before me by_______________ , of INDEPENDENT BANKSHARES, INC. on this ______________ day of __________________ , 1999.


                              __________________________________
                              Notary Public-State of Texas

My Commission Expires:
______________________